UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Effective March 27, 2006, SIRVA, Inc. (“SIRVA”) through SIRVA Relocation Credit, LLC, its wholly-owned, special purpose subsidiary (“SRC”), and its subsidiaries SIRVA Relocation LLC (“SIRVA Relocation”) and Executive Relocation Corporation (“Executive Relocation”), entered into a seventh amendment, dated as of March 27, 2006 (the “Seventh Amendment”), to the Amended and Restated Receivables Sale Agreement, dated as of December 23, 2004 (as amended, the “Sale Agreement”), with the several purchasers party thereto (the “Purchasers”), as Purchasers, and LaSalle Bank National Association (“LaSalle”), as Agent.  The receivables are comprised of relocating employee receivables and employer receivables arising under certain relocation services agreements, including all related assets with respect thereto.  As previously disclosed, an affiliate of LaSalle sold all of the issued and outstanding stock of Executive Relocation to a subsidiary of SIRVA in December 2004.  Affiliates of LaSalle and certain of the Purchasers are lenders under the credit agreement, dated as of December 1, 2003 (as amended, the “Credit Agreement”), among SIRVA Worldwide, Inc., a subsidiary of SIRVA, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, and may continue in the future to provide funding to SIRVA and its affiliates.

Under the Sale Agreement, SRC sells undivided percentage interests in a receivables portfolio on a non-recourse basis to the Purchasers, which are unaffiliated third parties.  The initial payment for the interests in the receivables pool is discounted and the balance only paid if and when the receivables are collected.  Because SRC is entitled to payment from the collected balances, it retains an interest in the unfunded portion of the sold receivables, and it also retains an interest in the amount of any receivables that are not eligible under the terms of the Sale Agreement.  SIRVA Relocation and Executive Relocation are involved in the receivables collection process.

Among other matters, the Seventh Amendment revised the definition of “Applicable Base Margin” and extended until (i) August 15, 2006 the deadline for SIRVA to deliver its financial statements for the fiscal year ended December 31, 2005, (ii)  May 15, 2006 the deadline for SIRVA to deliver its unaudited financial statements for each of the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005, (iii)  October 16, 2006, the deadline for SIRVA to deliver its unaudited financial statements for each of the quarterly periods ending March 31, 2006 and June 30, 2005, and (iv) December 15, 2006, the deadline for SIRVA to deliver its unaudited financial statements for the quarterly period ending September 30, 2006.

Under the Seventh Amendment, the Agent and the Purchasers consented to the sixth amendment to the Credit Agreement, dated as of March 23, 2006, as described in SIRVA’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2006, but have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(a)(vi) of the fifth amendment to the Sale Agreement, dated as of November 14, 2005, that are the subject of SIRVA’s previously disclosed audit committee review or the formal investigation by the Commission, or any related matters.

In connection with the execution and delivery of the Seventh Amendment, SRC paid an amendment fee to the Agent (for the account of the Purchasers, proportionately according to their Commitment Percentages) of 0.15% of the Aggregate Commitment (as defined in the Sale Agreement).

The description of the Seventh Amendment set forth above is qualified in its entirety by reference to the actual terms of the Seventh Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits

10.1

Seventh Amendment to Amended and Restated Receivables Sale Agreement, dated as of March 27, 2006, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC and Executive Relocation Corporation, as servicers and originators, the Purchasers party thereto, and LaSalle Bank National Association, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: March 30, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

10.1

Seventh Amendment to Amended and Restated Receivables Sale Agreement, dated as of March 27, 2006, among SIRVA Relocation Credit, LLC, as seller, SIRVA Relocation LLC and Executive Relocation Corporation, as servicers and originators, the Purchasers party thereto, and LaSalle Bank National Association, as agent.